Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 11, 2018, between NiSource Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as successor trustee (the “Trustee”) under the Indenture dated as of November 14, 2000 among NiSource Finance Corp., an Indiana corporation, the Company and The Chase Manhattan Bank, as original trustee (as supplemented, the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee are parties to the Indenture providing for the issuance by the Company of unsecured debentures, notes, or other evidences of indebtedness (collectively, the “Securities”) to be issued in one or more series as determined by the Company, in an unlimited principal amount which may be authenticated and delivered as provided in the Indenture;

WHEREAS, pursuant to Section 301 of the Indenture, the Company desires to provide for the establishment of a new series of notes to be known as the 3.650% Notes due 2023 (the “Notes”) and for the establishment of Notes for issue only in a Registered Exchange Offer (as defined herein) pursuant to the Registration Rights Agreement (as defined herein), for a like principal amount of Notes (the “Exchange Notes”), the form and substance of such Notes and Exchange Notes, provisions and conditions thereof to be as set forth in the Indenture and this Supplemental Indenture. In accordance with Section 2.9 of this Supplemental Indenture, the Company may issue an unlimited principal amount of Additional Notes;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of the Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, in consideration of the purchase and acceptance of the Notes and Exchange Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and Exchange Notes and the terms, provisions and conditions thereof, the Company and the Trustee agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used as so defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. For all purposes of this Supplemental Indenture, except as otherwise provided or unless the context requires, all references to any amount of “interest” or any other amount payable on or with respect to any of the Notes shall be deemed to include payment of any Additional Interest (as defined herein) pursuant to a Registration Rights Agreement, if applicable.

The following additional terms are hereby established for the purposes of this Supplemental Indenture and shall have the meanings set forth in this Supplemental Indenture solely for the purposes of this Supplemental Indenture:

“Additional Notes” means Notes issued under this Supplemental Indenture after the Issue Date and in compliance with Section 2.9, it being understood that any Note issued in exchange for or replacement of any Initial Note issued on the Issue Date shall not be an Additional Note, including any Exchange Notes issued pursuant to the Registration Rights Agreement.

“Additional Interest” means the additional interest then owing pursuant to a Registration Rights Agreement.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” shall have the meaning set forth in the recitals.

“Initial Notes” means the $350,000,000 in aggregate principal amount of the Company’s 3.650% Notes due 2023 issued under this Supplemental Indenture on the Issue Date that contains the Rule 144A Legend or the Regulation S Legend (each as defined herein), as set forth in Exhibit A attached hereto.

“Issue Date” means June 11, 2018.

“Notes” means the Initial Notes, any Exchange Notes issued in exchange therefor and any Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives of the initial purchasers listed therein.

“Securities Act” means the Securities Act of 1933, as amended.

ARTICLE 2

ESTABLISHMENT OF THE NOTES

Section 2.1 Establishment and Designation of the Notes. Pursuant to the terms hereof and Section 301 of the Indenture, the Company hereby establishes a series of Securities designated as the “3.650% Notes due 2023”. The Notes may be reopened in accordance with Section 2.9 hereof.

Section 2.2 Form of the Notes.

(a) The Notes shall be issued in the form of one or more Global Securities substantially in the form attached in Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. The Trustee’s certificate of authentication for such Notes shall be substantially in the form of Exhibit B attached hereto which is hereby incorporated in and expressly made a part of this Supplemental Indenture.

(b) The Notes shall bear such legends as set forth in Exhibit A and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

Section 2.3 Minimum Denomination. The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.4 Principal Amount of the Notes. The Notes shall be issued in an initial aggregate principal amount of $350,000,000.

Section 2.5 Maturity Date of the Notes; Interest Rates.

(a) The Notes will mature on June 15, 2023 (the “Maturity Date”), subject to earlier redemption at the Company’s option as set forth in Section 3.1.

(b) The Notes will bear interest at a rate of 3.650% per annum from and including June 11, 2018, payable semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2018. Interest payable on each interest payment date for the Notes will be paid to the persons in whose name the Notes are registered at the close of business on each June 1 and December 1 (whether or not a Business Day). If an Interest Payment Date falls on a day that is not a Business Day, interest will be payable on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date. Interest on the Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Section 2.6 No Sinking Fund. No sinking fund is provided for the Notes.

Section 2.7 Paying Agent and Security Registrar. The Trustee is hereby appointed as initial Paying Agent and initial Security Registrar for the Notes. The Notes shall be payable at the Corporate Trust Office of the Trustee.

Section 2.8 Global Securities; Appointment of Depository for Global Securities.

(a) The Notes shall initially be issued in the form of one or more Global Securities as provided in Section 203 and will be deposited upon issuance with the Trustee as custodian for the Depositary (which initially shall be The Depository Trust Company (“DTC”)) and registered in the name of the Depositary or its nominee. The Notes will be initially issued pursuant to an exemption or exemptions from or in transactions not subject to the registration requirements of the Securities Act. Beneficial interests in the Notes offered and sold to QIBs in reliance upon Rule 144A under the Securities Act shall be represented by one or more separate Global Securities in registered form without interest coupons (each, a “Rule 144A Global Note”). Each Rule 144A Global Note shall bear the non-registration legend in substantially the form set forth in Exhibit A hereto (the “Rule 144A Legend”). Beneficial interests in the Notes offered and sold to purchasers outside of the United States pursuant to Regulation S under the Securities Act shall be represented by one or more separate Global Securities in registered form without interest coupons (each, a “Regulation S Global Note”) and shall bear the Regulation S legend in substantially the form set forth in Exhibit A hereto (the “Regulation S Legend”).

(b) Except under the limited circumstances described below, Notes represented by such Global Security or Global Securities shall not be exchangeable for, and shall not otherwise be issuable as, Notes in registered certificated form (“Certificated Notes”). The Global Securities described in this Article 2 may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee. Except in limited circumstances, owners of beneficial interests in the Global Securities will not be entitled to receive physical delivery of the Notes in physical form.

(c) A Global Security representing the Notes shall be exchangeable for Certificated Notes only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depository or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Additionally, beneficial interests in a Global Security may be exchanged for Certificated Notes upon prior written notice given to the Trustee on behalf of DTC in accordance with the Indenture. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct, in accordance with its customary procedures and shall bear the applicable restrictive legend as set forth in Exhibit A attached hereto.

(d) A Rule 144A Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Rule 144A Legend and upon receipt by the Security Registrar of a completed and executed Certificate of Transfer in the form contained in Exhibit C attached hereto. Prior to the expiration of 40 days after the later of (1) the day on which the offering of the Notes commences and (2) the original issue date of the Notes (the “Restricted Period”), a Regulation S Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Regulation S Legend and upon receipt by the Security Registrar of a completed and executed Certificate of Transfer in the form contained in Exhibit C attached hereto.

(e) Transfers of beneficial interests between a Rule 144A Global Note and a Regulation S Global Note, and other transfers relating to beneficial interests in the Global Securities during the Restricted Period, shall only be made if (1) such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A and (2) the transferor first delivers to the Trustee a written certificate in the form attached hereto as Exhibit C. After expiration of the Restricted Period, such certification requirements will not apply to transfers of beneficial interests in a Regulation S Global Note.

(f) Neither the Company nor the Trustee shall have any liability for acts or omissions of any Depositary, for any Depositary records of beneficial interest, for any transactions between the Depositary, any participant member of the Depositary and/or beneficial owner of any interest in any Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any Notes held through any such participant member of the Depositary.

Section 2.9 Issuance of Additional Notes.

(a) After the Issue Date, the Company shall, subject to compliance with the terms of this Supplemental Indenture but without notice to or the consent of any Holders, be entitled to create and issue Additional Notes under this Supplemental Indenture, which Notes shall have identical terms as, and rank equally and ratably with, the Initial Notes issued on the Issue Date or the Exchange Notes exchanged therefor, other than with respect to the date of issuance, issue price, the initial interest accrual date and amount of interest payable on the first payment date applicable thereto. The Initial Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under the Indenture; provided, however, that no Additional Notes may be issued with the same CUSIP number as the Notes previously issued under this Supplemental Indenture if such Additional Notes are not fungible with such previously issued Notes for U.S. federal income tax purposes.

(b) With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee along with an Order of the Company for the authentication and delivery of such Additional Notes, the following information:

(i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture;

(ii) the issue date, the initial interest accrual date, the CUSIP number and ISIN number of such Additional Notes; and

(iii) a statement that no Event of Default has occurred and is continuing with respect to any series of Initial Notes.

Section 2.10 Other Terms of the Notes. The other terms of the Notes shall be as expressly set forth herein and in Exhibit A hereto.

ARTICLE 3

OPTIONAL REDEMPTION BY THE COMPANY

Section 3.1 Optional Redemption.

(a) At any time before May 15, 2023 (which is the date that is one month prior to maturity of the Notes (the “Par Call Date”)), the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

(b) At any time on or after the Par Call Date, the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

For purposes of the optional redemption provisions, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for any Note, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations for such Redemption Date, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for them.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any Redemption Date for any Note, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 3.2 Redemption Procedures. If the Company is redeeming less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with applicable policies and procedures of DTC. Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 106 of the Indenture. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000. The Company will not know the exact Redemption Price until three Business Days before the Redemption Date. Therefore, the notice of redemption will only describe how the Redemption Price will be calculated. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto.

Section 4.2 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 4.3 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.4 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONTRARY CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS OF THE LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

Section 4.5 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.7 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.8 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NISOURCE INC.

By:	/s/ Shawn Anderson
Name:	Shawn Anderson
Title:	Vice President, Treasurer and Chief Risk Officer

Attest:

By:	/s/ Samuel K. Lee
Name:	Samuel K. Lee
Title:	Vice President and Corporate Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President

Attest:

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

Exhibit List

Exhibit A – Form of 3.650% Note Due 2023

Exhibit B – Trustee’s Certificate of Authentication

Exhibit C – Certificate of Transfer

Exhibit D – Schedule of Increases or Decreases in Global Security

EXHIBIT A

FORM OF 3.650% NOTE DUE 2023

[DEPOSITARY LEGEND]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO NISOURCE INC. OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[RULE 144A LEGEND]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NISOURCE INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN SIX MONTHS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NISOURCE INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[REGULATION S LEGEND]

[THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.]

Form of 3.650% Notes due 2023

No.:	$

CUSIP No.:

ISIN No.:

NiSource Inc., a Delaware corporation, promises to pay to Cede & Co, or registered assigns, the principal sum of                    Dollars on June 15, 2023.

Interest Payment Dates: June 15 and December 15 commencing December 15, 2018.

Record Dates: June 1 and December 1 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

Dated: June 11, 2018

NISOURCE INC.

By:
Name:	Shawn Anderson
Title:	Vice President, Treasurer and Chief Risk Officer

By:
Name:	Samuel K. Lee
Title:	Vice President and Corporate Secretary

[Reverse of Note]

3.650% Notes due 2023

1.	Interest

NiSource, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above [; provided, however, that, upon the occurrence or failure to occur of certain events specified in the Registration Rights Agreement, the Company shall, subject to the terms and conditions set forth in the Registration Rights Agreement, pay Additional Interest on the principal amount of this Note after such event occurs or fails to occur so long as such event continues or fails to occur, as the case may be. Such Additional Interest shall be payable in addition to any other interest payable from time to time with respect to this Note]1. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2018. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 11, 2018. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal and premium at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.	Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 and December 1 (whether or not a Business Day) next preceding each Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (“DTC”).

3.	Paying Agent and Security Registrar

Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent or Security Registrar without notice to the Holders. The Company may act as Paying Agent or Security Registrar.

4.	Indenture

The Company issued the Notes under an Indenture dated as of November 14, 2000, among NiSource Finance Corp., the Company and the Trustee, as supplemented by a First Supplemental Indenture dated November 17, 2000, a Second Supplemental Indenture dated

[1]	Bracketed language to be included if the Notes is an Initial Note.

November 30, 2017 and a Third Supplemental Indenture, dated as of June 11, 2018 (the “Third Supplemental Indenture” and such indenture, as so supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of the Third Supplemental Indenture (the “Act”). Capitalized terms used herein and defined in the Indenture but not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Act for a statement of those terms.

The Notes are senior unsecured obligations of the Company. The Notes issued on the Issue Date will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its Subsidiaries (other than Utilities) to incur additional indebtedness and create liens on assets unless the total amount of all the secured debt would not exceed 10% of Consolidated Net Tangible Assets. These covenants are subject to important exceptions and qualifications.

5.	Optional Redemption

At any time before May 15, 2023 (which is the date that is one month prior to maturity of the Notes (the “Par Call Date”)), the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

At any time on or after the Par Call Date, the Company will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such Redemption Date.

For purposes of this provision:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date for any Note, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations for such Redemption Date, the average of all such Reference Treasury Dealer Quotations as determined by the Company.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer for them.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date for any Note, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

6.	Notice of Redemption

If the Company is redeeming less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with applicable policies and procedures of DTC. Notice of redemption will be mailed by first-class mail at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 106 of the Indenture. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000. The Company will not know the exact Redemption Price until three Business Days before the Redemption Date. Therefore, the notice of redemption will only describe how the Redemption Price will be calculated. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest will cease to accrue on such Notes (or such portions thereof) called for redemption.

7.	Additional Notes

The Company may, without the consent of the Holders of the Notes, create and issue Additional Notes ranking equally with the Notes in all respects, including having the same CUSIP number and the same terms (except for the price to public, the issue date and the first Interest Payment Date, as applicable), so that such Additional Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

8.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period of 15 days before a selection of Notes to be redeemed.

9.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

10.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent, for payment.

11.	Satisfaction and Discharge

Under the Indenture, the Company can terminate its obligations with respect to the Notes not previously delivered to the Trustee for cancellation when those Notes have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving notice of redemption. The Company may terminate its obligations with respect to the Notes by depositing with the Trustee, as funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes. In that case, the Indenture will cease to be of further effect and the Company’s obligations will be satisfied and discharged with respect to the Notes (except as to the Company’s obligations to pay all other amounts due under the Indenture and to provide certain Officers’ Certificates and Opinions of Counsel to the Trustee). At the expense of the Company, the Trustee will execute proper instruments acknowledging the satisfaction and discharge.

12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) certain defaults or noncompliance with provisions may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any

Holder, the Company and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to evidence the succession of another Person as obligor under the Indenture, or to add to the Company’s covenants or to surrender any right or power conferred on the Company under the Indenture, or to add events of default, or to secure the Notes, or to evidence or provide for the acceptance or appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one trustee, or to effect assumption by one of the Company’s Subsidiaries of the Company’s obligations under the Indenture, or to conform the Indenture to any amendment of the Trust Indenture Act.

13.	Defaults and Remedies

Under the Indenture, Events of Default include: (i) default by the Company in the payment of any interest upon any Note and the continuance of such default for 60 days; (ii) default by the Company in the payment of principal of or any premium on any Note when due at Stated Maturity, on redemption, by declaration or otherwise, and the continuance of such default for three Business Days; (iii) default by the Company in the performance of or breach of any covenant or warranty in the Indenture and continuance of such default for 90 days after written notice to the Company from the Trustee or to the Company and the Trustee from the Holders of at least 33% in principal amount of the Outstanding Notes; (iv) default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, subject to certain cure rights; or (v) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 33% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP, ISIN and Common Code Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. To the extent such numbers have been issued, the Company has caused ISIN and Common Code numbers to be similarly printed on the Notes and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONTRARY CONFLICT OF LAWS OR CHOICE OF LAWS PROVISIONS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

Attention: Corporate Secretary

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

TRUSTEE’S CERTIFICATE

OF

AUTHENTICATION

This is one of the Notes of the series referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

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EXHIBIT C

CERTIFICATE OF TRANSFER

[Include the following only if the Rule 144A Legend or the Regulation S Legend is included hereon]

Re: NISOURCE INC. 3.650% NOTES DUE 2023 (the “Securities”)

This Certificate relates to $              principal amount of the Securities held in *             book-entry or *             definitive form
by                      (the “Transferor”).

The Transferor certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows:*

1 ☐ to the Company or any of its Subsidiaries; or

2 ☐ pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); or

3 ☐ to a person whom the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act; or

4 ☐ pursuant to an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act; or

5 ☐ pursuant to another applicable exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company); or

6 ☐ pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the Company or the Trustee, prior to registering any such transfer of the Notes, reserves the right to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Signature Guarantee:

*	Fill in blank or check appropriate box, as applicable.

C-1

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

C-2

EXHIBIT D

SCHEDULE I TO GLOBAL SECURITY

The initial amount of the Global Securities evidenced by this certificate is $_______________.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made

Date	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee or Securities Registrar

D-1